UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 8, 2012

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A Columbia, Maryland (Address of principal executive offices)	21046 (Zip Code)

(410) 312-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Merger Agreement

On April 8, 2012, Carrollton Bancorp (“Carrollton”), Jefferson Bancorp, Inc. (“Jefferson”) and Financial Service Partners Fund I, LLC (“FSPF”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), which sets forth the terms and conditions upon which Jefferson will merge with and into Carrollton (the “Merger”).  Carrollton will be the surviving entity.  Pursuant to the Merger Agreement, the subsidiary banks of Jefferson and Carrollton will also merge, with Bay Bank, FSB being the surviving entity and a wholly-owned subsidiary of Carrollton.

In exchange for 100% of the outstanding shares of Jefferson, the shareholders of Jefferson will receive newly issued shares of Carrollton common stock (“Carrollton Common Stock”) representing approximately 85.92% of the total outstanding shares of Carrollton Common Stock as of the closing of the Merger, assuming the current Carrollton shareholders elect to exchange for cash 50%, in the aggregate, of the current outstanding Carrollton Common Stock.  Shareholders of Jefferson will receive 2.2217 shares of Carrollton Common Stock for each share of Jefferson common stock owned at the time of the Merger. Any outstanding options to purchase Jefferson common stock will be converted into options to purchase Carrollton Common Stock at the same exchange ratio described above.

At the effective date of the Merger, shareholders of Carrollton may elect to retain their shares of Carrollton Common Stock or to receive $6.20 in cash per share, subject to proration in the event the aggregate cash elections exceed 50% of the shares of Carrollton Common Stock outstanding as of the closing of the Merger. In no event will cash be paid for more than 50% of the total number of shares of Carrollton Common Stock outstanding as of the closing. Outstanding options to purchase Carrollton Common Stock will remain outstanding.

For U.S. federal income tax purposes, Carrollton and Jefferson intend that the Merger be treated as a tax-free reorganization and that no gain or loss will be recognized in connection with the Merger by Carrollton, Jefferson or their shareholders, with the exception of shareholders of Carrollton who elect to receive cash consideration.

In the Merger Agreement, which was approved by the boards of directors of Carrollton, Jefferson and FSPF, each party has made customary representations, warranties and covenants including, among others, covenants by Carrollton

•
not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions,

•	subject to certain exceptions, to cause a Carrollton shareholder meeting to be held to consider approval of the Merger, and

•	subject to certain exceptions, for Carrollton’s board of directors to recommend adoption and approval by its shareholders of the Merger Agreement.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of Carrollton’s shareholders and receiving certain regulatory approvals. In addition, as conditions to closing,

•	Jefferson must have completed a private placement offering of its common stock to FSPF for aggregate cash consideration equal to $11 million;

•
at or immediately after closing, Carrollton shall (1) repurchase or redeem all or a portion of the issued and outstanding Carrollton Fixed Rate Cumulative Perpetual Preferred Stock, Series A and (2) cancel or liquidate an outstanding warrant to acquire 205,379 shares of Carrollton Common Stock; and

•
at closing, Carrollton and its subsidiaries, on a consolidated basis, (1) will have a book value of at least $22 million and (2) will not have more than $23.5 million in assets classified as “substandard,” “doubtful” or “loss” (as defined in the Asset Quality section of the OTS Examination Handbook).

•
Carrollton will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Carrollton agrees to register, following written request, the Carrollton Common Stock received by the Jefferson shareholders in the Merger.

The Merger is expected to close in the third quarter of 2012. Pursuant to the Merger Agreement, either party may terminate the Merger in the event the Merger is not consummated by December 31, 2012, subject to extension as provided in the Merger Agreement. In addition, the Merger Agreement provides that either Carrollton or Jefferson or both parties may terminate the Merger in certain other circumstances. Termination of the Merger will, in certain circumstances, obligate Carrollton to pay Jefferson a termination fee of $750,000 (the “Termination Fee”) or obligate Jefferson to pay Carrollton the Termination Fee, in each case depending on the nature of the termination event.

Monocacy Financial Advisors, LLC served as financial advisor to Carrollton regarding the Merger Agreement and has rendered a fairness opinion to the board of directors of Carrollton.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any factual information about Carrollton, Jefferson or FSPF.  As described above, the Merger Agreement contains representations and warranties that Carrollton, Jefferson and FSPF made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement among Carrollton, Jefferson and FSPF and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that is different from what may be viewed as material to shareholders, and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Voting Agreement

At the same time the Merger Agreement was entered into, FSPF, Jefferson and each of the directors of Carrollton entered into a voting agreement (the “Voting Agreement”).  There are approximately 332,602 shares of Carrollton Common Stock (representing approximately 12.91% of the current outstanding shares of Carrollton Common Stock) subject to the Voting Agreement.

The Voting Agreement provides that each of the Carrollton directors (a) will vote his/her Carrollton Common Stock in favor of the adoption of the Merger Agreement and against any alternative transaction with respect to Carrollton and (b) will not sell or otherwise transfer their Carrollton Common Stock.  The Voting Agreement will terminate upon the date of the earliest of: (a) the termination of the Merger Agreement in accordance with its terms or (b) the effectiveness of the Merger.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

As described under “Merger Agreement” above in Item 1.01, pursuant to the Merger Agreement, Carrollton has agreed to issue Carrollton Common Stock to the shareholders of Jefferson upon the closing of the Merger equal to approximately 85.92% of the issued and outstanding Carrollton Common Stock as of the closing of the Merger (assuming the current Carrollton shareholders elect to exchange for cash 50%, in the aggregate, of the current outstanding Carrollton Common Stock).  The Carrollton Common Stock to be issued in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act").  The Carrollton Common Stock will be issued by Carrollton in reliance upon the exemption from registration available under Section 4(2) of the Securities Act or Regulation D thereunder. Pursuant to the terms of the Registration Rights Agreement, Carrollton may be required to register with the Securities and Exchange Commission (the “SEC”) the Carrollton Common Stock issued pursuant to the Merger Agreement.

Item 1.01 of this report contains a more detailed description of the issuance of Carrollton Common Stock pursuant to the Merger Agreement, and is incorporated into this Item 3.02 by reference.

Item 7.01.       Regulation FD Disclosure

A copy of the press release issued to announce the execution of the Merger Agreement is included as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement of Merger, dated as of April 8, 2012, between Carrollton Bancorp and Jefferson Bancorp, Inc.*

10.1	Voting Agreement, dated as of April 8, 2012, among Financial Services Partners Fund I, LLC, Jefferson Bancorp, Inc. and certain stockholders of Carrollton Bancorp.

99.1	Joint Press Release of Carrollton Bancorp and Jefferson Bancorp, Inc., dated April 9, 2012.

*Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Carrollton Bancorp agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Carrollton regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Carrollton undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except required by law. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Carrollton Common Stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the Merger and the satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals at all or in a timely manner; the ability to successfully integrate Jefferson’s and Carrollton’s operations, and the other risks and important factors contained and identified in Carrollton’s most recent Annual Report on Form 10-K filed by Carrollton with the SEC on March 13, 2012 and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements.

Additional Information About the Merger and Where to Find It

In connection with the Merger, Carrollton will file with the SEC a proxy statement which will be sent to the shareholders of Carrollton seeking their approval of the Merger. In addition, Carrollton may file other relevant documents concerning the Merger with the SEC. Carrollton shareholders are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Merger.

Carrollton shareholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Carrollton shareholders may also obtain free copies of these documents by directing a request by telephone or mail to Carrollton Bancorp, 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046 (telephone: (410) 312-5400 or by accessing these documents at Carrollton’s website: http://www.carrolltonbank.com under “About Us/Investor Relations/SEC Filings.” The information on Carrollton’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings made with the SEC.

Carrollton, Jefferson and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Carrollton in connection with the Merger. Information about the directors and executive officers of Carrollton is set forth in the definitive proxy statement for its 2012 annual meeting of shareholders filed with the SEC on March 30, 2012.  Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement regarding the Merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

		By:	/s/ Robert A. Altieri
		Name:	Robert A. Altieri
Date:	April 9, 2012	Title:	Chief Executive Officer and President

		By:	/s/ Mark A. Semanie
		Name:	Mark A. Semanie
Date:	April 9, 2012	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement of Merger, dated as of April 8, 2012, between Carrollton Bancorp and Jefferson Bancorp, Inc.*

10.1	Voting Agreement, dated as of April 8, 2012, among Financial Services Partners Fund I, LLC, Jefferson Bancorp, Inc. and certain stockholders of Carrollton Bancorp.
99.1	Joint Press Release of Carrollton Bancorp and Jefferson Bancorp, Inc., dated April 9, 2012.

*Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Carrollton Bancorp agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.